UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 14, 2016

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Federal Home Loan Bank of Boston (the “Bank”) has announced two new programs intended to support New England, each to commence February 1, 2016. The first is the Jobs for New England program, which is a three-year, up to $15 million subsidy program dedicated to supporting job growth and economic development throughout New England. The subsidy, funded by the Bank’s earnings, will be used to write down interest rates to zero percent on certain advances that finance qualifying loans to small businesses. The second is the Helping to House New England program, which is a three-year, up to $15 million subsidy program dedicated to expanding affordable rental and homeownership financing through the six New England Housing Finance Agencies. This subsidy is also funded by Bank earnings. Additional information about the programs is available in Exhibit 99.1 attached to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number    Exhibit
99.1         Press release issued by the Bank on January 14, 2016.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 14, 2016	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer